ASSIGNMENT
                                   ----------

KNOW  ALL  MEN  BY  THESE  PRESENTS:

     That, in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Trinity Energy Resources, Inc., a Nevada corporation, d/b/a Trinity (Texas) Energy Resources, Inc., hereinafter referred to as "Assignor" hereby does, subject to the requisite approval of the Minister of Mines and Energy of the Republic of Chad, bargain, sell, assign, transfer and convey unto Cliveden Petroleum Co., Ltd. a British Virgin Islands corporation, its heirs, successors and assigns, hereinafter referred to as "Assignee," all its right, title and interest in and to the Convention, including the right of Assignor to be designated as Operator, as well as the Permit "H" issued pursuant thereto, entered into between Assignor et al and the Republic of Chad, covering the areas outlined on the map, designated as Exhibit A, attached hereto and incorporated by reference herein.

     1. The respective areas identified in the referenced map covered hereby are assigned by the Assignor and accepted by the Assignee, as is, subject to any overriding royalties, production payments, net profits obligations, carried working interests and other payments out of or with respect to production which are of record and with which said area or acreage is encumbered.

     2. The Assignor hereby excepts and reserves unto itself, its successors or assigns, a working interest after Payout (as hereinafter defined) equal to five percent (5%) of the total working interest or any other interest then held and retained by Assignee, including cash or property received by Assignee following recovery of all direct costs heretofore or hereafter incurred by Assignee in connection with the Convention. Payout, for purposes of this assignment, shall mean the recovery from sales of production, net of royalties, all severance taxes, production taxes, and similar burdens and all costs heretofore or hereafter incurred by Assignee, including third party costs, with respect to the Convention and production therefrom.

     3. This assignment is made subject to all the terms and the express and implied covenants, working interest obligations and conditions of said Convention, to the extent of the rights hereby assigned, which terms, covenants and conditions the Assignee hereby assumes and agrees to perform with respect to the areas covered hereby. Said terms, covenants and conditions, insofar as the said areas are concerned, shall be binding on the Assignee, and in favor of the Assignor and its successors and assigns.

     4. Assignor warrants that it has the rights and interest in the Convention and Permit "H", referred to above, including the right to transfer, convey and assign said rights and interests subject to the approval of the government of the Republic of Chad and that said rights and interests hereby assigned are free and clear of any assignments, liens, encumbrances or burdens by and through Assignor.


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TO  HAVE  AND TO HOLD said lease acreage and interest in the Convention unto the
Assignee, its heirs, successors and assigns, subject to the terms and conditions hereinabove set forth and Assignor binds itself and its successors to warrant and defend the interests hereby conveyed unto Assignee and its successors and assigns.

EXECUTED  this  _____  day  of  January,  2000.


TRINITY  (TEXAS)  ENERGY  RESOURCES,  INC.



DENNIS  E.  HEDKE  (SIGNATURE)
--------------------------------------------
Dennis  E.  Hedke, Chief Operating Officer &
Executive  Vice-President


CLIVEDEN  PETROLEUM  CO.,  LTD.



PAUL  E.  VICKREY  (SIGNATURE)
--------------------------------------------
Paul  E.  Vickrey,  President


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